EXHIBIT 32.2


                             MTS SYSTEMS CORPORATION
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


The undersigned, Susan E. Knight, the Chief Financial Officer of MTS Systems Corporation (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2003 (the "Report").


The undersigned hereby certifies that:


1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.


Date: August 11, 2003




/S/ SUSAN E. KNIGHT
------------------------------
SUSAN E. KNIGHT
CHIEF FINANCIAL OFFICER